THE B.F.GOODRICH COMPANY
            EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  (Dollars in  millions, except per share amounts)

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

                                                                          Three months ended March 31,
                                                                  --------------------------------------------
                                                                         1997                      1996
                                                                  -------------------      -------------------

PRIMARY EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares outstanding                            53,842,581               52,715,733
  Effect of dilutive stock options                                          549,763                  595,397
                                                                  -------------------      -------------------
  Total average number of common and common
    equivalent shares outstanding                                        54,392,344               53,311,130
                                                                  ===================      ===================

  Income:
  Income from continuing operations                               $            25.5        $            24.1
  Income (loss) from discontinued operations                                   59.5                     (4.2)
                                                                  -------------------      -------------------
  Net income applicable to common stock                           $            85.0        $            19.9
                                                                  ===================      ===================

  Per share amounts:
  Continuing operations                                           $            0.47        $            0.45
  Discontinued operations                                                      1.09                    (0.08)
                                                                  -------------------      -------------------
  Net income                                                      $            1.56        $            0.37
                                                                  ===================      ===================


FULLY DILUTED EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares
    outstanding from above                                               53,842,581               52,715,733
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                                               550,707                  683,107
                                                                  -------------------      -------------------
  Total average number of common and common
    equivalent shares outstanding                                        54,393,288               53,398,840
                                                                  ===================      ===================

  Income:
  Income from continuing operations                               $            25.5        $            24.1
  Income (loss) from discontinued operations                                   59.5                     (4.2)
                                                                  -------------------      -------------------
  Net income applicable to common stock                           $            85.0        $            19.9
                                                                  ===================      ===================

  Per share amounts:
  Continuing operations                                           $            0.47        $            0.45
  Discontinued operations                                                      1.09                    (0.08)
                                                                  -------------------      -------------------
  Net income                                                      $            1.56        $            0.37
                                                                  ===================      ===================
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